EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher M. Gleeson and Nicholas Malden, and each of them individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following Pursuant to the Securities Exchange Act of 1934, the following persons in the capacities and on the date indicated have signed this report below.

Signature	Title	Date

/s/ CHRISTOPHER M. GLEESON Christopher M. Gleeson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2004

/s/ NICHOLAS MALDEN Nicholas Malden	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 11, 2004

/s/ ROD F. DAMMEYER Rod F. Dammeyer	Director	March 11, 2004

/s/ EDWARD M. GILES Edward M. Giles	Director	March 11, 2004

/s/ THOMAS M. GROGAN Thomas M. Grogan	Director	March 11, 2004

/s/ MARK C. MILLER Mark C. Miller	Director	March 11, 2004

/s/ JOHN PATIENCE John Patience	Director	March 11, 2004

/s/ JACK W. SCHULER Jack W. Schuler	Director	March 11, 2004

/s/ JAMES R. WEERSING James R. Weersing	Director	March 11, 2004